EXHIBIT 10.3


                         MODIFICATION OF LEASE AGREEMENT
                         -------------------------------

     This Modification of Lease Agreement is made and entered into this 31st day of January, 2001, effective December 28, 2000 by and between Corporation Lex, a Texas Corporation, whose address is 6848 Greenville Avenue, Dallas, Texas 75231 (hereinafter referred to as "Landlord") and MD II Entertainment, Inc., a Texas Corporation, whose address is 3021 West Northwest Highway, Dallas, Texas (hereinafter referred to as "Tenant").

                              W I T N E S S E T H :

     Whereas Tenant is an assignee of all rights of Duncan Burch, Inc. under that certain lease date of the 25th day of May, 1990 between Landlord and Duncan Burch, Inc., (herein referred to as "Lease Agreement") related to 3021 West Northwest Highway (herein referred to as "lease Premises").

         Whereas City of Dallas has passed legislation making it illegal for the use, a night-club featuring erotic female striptease provided for and contemplated by the Lease Agreement to operate, and

     Whereas pursuant to paragraph 39 of the Lease Agreement, Tenant has the option to terminate the Lease Agreement in such a situation, and

     Whereas the change of operations necessary to comply with the law, substantial economic impact has befallen Tenant, and

     Whereas Tenant (and D. Burch, Inc.) notified Landlord of its desire to exercise its option to terminate the Lease Agreement unless modification of Lease Agreement could be reached and;

     Whereas the parties negotiated this modification in good faith to prevent a termination of the lease and allow its parties to obtain the mutual economic benefit of the continued Landlord/Tenant relationship.

     Therefore, in consideration of the mutual agreements set forth herein the parties agree to modify the Lease Agreement as follows:

                                    ARTICLE I

                           MODIFICATION TO PARAGRAPH 2

     Paragraph No. 2, the "use" provision, is modified to read as follows:

     "Tenant shall use the lease premises as a theater, restaurant or other legal use featuring erotic female striptease provided Tenant shall not operate same a s a sexually oriented business unless Tenant obtains a license/exemption from the City of Dallas. If any government or quasi-public authority regulates or licenses type of use, Tenant shall comply with all such statutes, laws and regulations promulgated by any such authority".

                                   ARTICLE II

                           MODIFICATION TO PARAGRAPH 5

     Paragraph No. 5 the "rental" provision is modified to read as follows:

     "5(a) The "base" rental during the term of this lease shall be one-thousand dollars ($1,000.00) per week beginning on December 28, 2000 and for each weak thereafter, until the end of the lease or May 23, 2002. In addition to the "base" rent, Tenants shall pay Landlord an additional rent in the amount of ten percent (10%) of all "Gross Sales" (as hereinafter defined) exceeding ten thousand ($10,000.00) per week starting with sales on December 28, 2000. Tenant shall pay Landlord such percentage rent (if any) within thirty (30) days of the end of each respective quarter and provide an accounting of the calculation of same as set out hereinafter".

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     "5(b) The term "Gross Sales" as used herein shall mean the entire amount of actual receipts (cash or otherwise) generated by tenant of the Lease Premises, from all sales of food, beverage, gift certificates, or similar vouchers, and including door/cover/admission charges and all other sales or other charges made in the normal course of business required to be reported in Texas sales tax returns and liquor tax returns provided, however the term of the "Gross Sales" shall not include the amount of sales or liquor tax paid on "Gross Sales" or amounts/fees collected for entertainment (i.e. table dances). As used in this section "tenant" shall include any subsidiary, Sub-Tenant, concessionaire, or license of any Tenant conducting business at the least premises with Tenant's approval, but shall not include valet services or entertainers and shall only include Tenant's portion of the proceeds received from any unrelated vendor, concessionaire or independent contractor".

     "5(c) Within thirty (30) days following the end of each calendar quarter during each Lease Year or Fractional Lease Year, Tenant shall furnish Landlord a statement of "Gross Sales", along with copies of associated state sales and liquor tax along with copies of associated state sales and liquor tax returns ("Quarterly Report") made during the period covered by such Quarterly Rent accompanied by the payment of all additional rent due under paragraph 5(b), if any, for such quarter".

                                   ARTICLE III

                           OTHER PROVISIONS UNAFFECTED

     All other provisions of the Lease Agreement shall remain in full force and effect except as those specifically modified herein.

         Signed on this 31st day of January, 2001.



--------------------------                      --------------------------------
Corporation Lex by                              MD II Entertainment Inc. by
Nick Mehmeti-Its President                      Steve Craft-Its Vice President

                                                APPROVED:


                                                --------------------------------
                                                Duncan Burch, Inc. by
                                                Gene LeClaire-Its Vice President